Exhibit 3.1

Article 1 – Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

NCM Financial, Inc.

The name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation of one of these terms.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

A. The initial registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name M.I. Last Name Suffix

Scott M. Noel

C. The business address of the registered agent and the registered office address is:

Street Address City State Zip Code

921 Proton Road San Antonio, TX 78258

Article 3 – Directors

(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

First Name M.I. Last Name Suffix

Michael A. Noel

Street or Mailing Address City State Zip Code Country

9726 Windham Drive Dallas, TX 75243

Article 4 – Authorized Shares

(Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is: 2,500,000,000

A. The par value of each of the authorized shares is: 0.01

OR

B. The shares shall have no par value. N/A

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Organizer

The name and address of the organizer:

First Name M.I. Last Name Suffix

Scott M. Noel

Street Address City State Zip Code

921 Proton Road San Antonio, TX 78258

Effectiveness of Filing

A. This document becomes effective when the document is filed by the secretary of state.

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Signature	Title	Date

/s/ Scott M. Noel	Partner	June 4, 2013
Scott M. Noel

ADDENDUM TO CERTIFICATE OF FORMATION

NCM FINANCIAL, INC.

ARTICLE SIX

Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

ARTICLE SEVEN

No shareholder shall have a preemptive right to acquire any shares that may at any time be issued, sold, or offered for sale by the Company.

ARTICLE EIGHT

No director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act or omission for which liability of a director is expressly provided in an applicable statute or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE NINE

The Company shall indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was an officer or director of the Company, or (ii) while an officer or director of the Company, is or was serving at the request of the Company as a director, officer, manager, partner, venture, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the fullest extent that a corporation may grant indemnification to an individual under the Business Organizations Code, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any officer who is elected and accepts the position of a director or officer of the Company elects to continue to serve as a director or office of the Company while this Article is in effect. Any repeal or amendment of this Article shall be prospective only and shall not limit the rights of any such member or officer or the obligations of the Company with respect to any claim arising from or related to the services of such member of officer in any of the foregoing capacities prior to any such repeal or amendment of this Article. Such right shall include the right to be paid or reimbursed by the Company for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Organizations Code, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expense hereunder is not paid in full by the Company within ninety (90) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Organizations Code, but the burden of proving such defense shall be on the Company. Neither the failure of the Company to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in eh circumstances nor an actual determination b the Company that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, regulation, resolution of shareholders, agreement or otherwise.

The Company may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify and other person to the fullest extent permitted by law.

To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article shall extend to proceedings involving the negligence of such person.

As used herein, the term “proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

ARTICLE TEN

NCM Financial, Inc. is being formed pursuant to a plan of conversion. The (prior) converting entity is NCM Financial, LLC, a Texas limited liability company, located at 2101 Cedar Springs Road, Suite 1050, Dallas, Texas 75201. NCM Financial, LLC was formed on May 10, 2006, under the jurisdiction of the state of Texas.